FORM OF
                          NEUBERGER BERMAN EQUITY FUNDS
                                     CLASS A
                           PLAN PURSUANT TO RULE 12b-1

                                   SCHEDULE A

Class A of the following series of Neuberger Berman Equity Funds are subject to this Plan Pursuant to 12b-1, at the fee rates specified:

                                                       Fee (as a Percentage of
                                                       Average Daily Net Assets
Series                                                 of Class A)
--------------------------------------------------------------------------------

Neuberger Berman Equity Income Fund                    0.25%
Neuberger Berman Global Climate Change Fund            0.25%
Neuberger Berman Global Real Estate Fund               0.25%
Neuberger Berman International Large Cap Fund          0.25%
Neuberger Berman Large Cap Disciplined Growth Fund     0.25%
Neuberger Berman Select Equities Fund                  0.25%






Dated: April 22, 2008